EXHIBIT 99.1

July 29, 2004	Page 1 of 4

NEWELL RUBBERMAID REPORTS
SECOND QUARTER 2004 RESULTS

*	Generates over $100 million improvement in Free Cash Flow

*	Completes final charges of its three-year restructuring plan

ATLANTA, July 29, 2004 — Newell Rubbermaid Inc. (NYSE: NWL) today announced its second quarter 2004 results delivering earnings within expectations and generating strong free cash flow.

Second Quarter Results

Net income from continuing operations in the quarter was $57.6 million, or $0.21 per share in 2004, compared to net income from continuing operations of $82.0 million, or $0.30 per share in the second quarter 2003. Net income from continuing operations, excluding charges in the second quarter 2004, was $103.8 million versus $118.4 million in the second quarter 2003. Diluted earnings per share from continuing operations, calculated on the same basis, was $0.38 per share compared to $0.43 per share in the second quarter 2003. The second quarter 2004 results include a tax-related benefit of $6.4 million or $0.02 per share. A reconciliation of the results “as reported” to results “excluding charges” is attached to this press release.

Net sales in the second quarter 2004 were $1.74 billion, compared to $1.80 billion in the second quarter 2003, a decrease of 3.3%. Foreign currency translation was a benefit to sales of 1.6% during the quarter, primarily offset by pricing declines of 0.8% and the planned exit of certain low-margin product lines of 3.6%. Sales declines in the quarter were driven primarily by the planned exit of certain low-margin product lines, particularly at Rubbermaid Home Products, and sales softness in the Office Products segment that was concentrated in the everyday writing category. These were partially offset by strong performances in the LENOX and Little Tikes divisions.

“We are pleased to have delivered on our commitments in a challenging second quarter,” said Newell Rubbermaid CEO Joe Galli. “Our results this quarter demonstrate areas of continued progress with the completion of charges relating to our restructuring plan and our strong improvement in free cash flow. While we certainly have challenges ahead of us this year including a tough raw material environment, we remain committed to our strategy and will continue to make significant strategic SG&A investments into our businesses.”

Free cash flow improved $104.0 million to $52.2 million in the second quarter, compared to a use of $51.8 million in the second quarter 2003. This improvement was driven primarily by reduced capital spending in certain divisions. The company defines free cash flow as cash generated from operations, net of capital expenditures and dividends. A reconciliation

Newell Rubbermaid Inc.
Atlanta, GA

Securities Listed
NYSE
Common Stock
(Symbol: NWL)

www.newellrubbermaid.com

Jesse Herron
Vice President, Investor Relations
10B Glenlake Parkway, Suite 600
Atlanta, GA 30328
Phone:  770-407-3994
Fax:      770-407-3983

Susan Masten
Director, Public Relations
10B Glenlake Parkway, Suite 600
Atlanta, GA 30328
Phone:  770-407-3817
Fax:      770-407-3983

July 29, 2004	Page 2 of 4

of free cash flow to net cash from operating activities is attached to this release.

Gross margins decreased to 28.0% in the second quarter 2004 from 29.2% in the second quarter 2003, due primarily to higher raw materials costs and unfavorable pricing, offset partially by productivity. Excluding charges, gross margins declined to 28.7% in the second quarter 2004 from 29.3% in the second quarter 2003.

As part of its previously announced restructuring plan, the company recorded a second quarter pre-tax restructuring charge of $25.1 million, primarily related to severance and facility exit costs, in connection with the company’s streamlining and productivity initiatives, and other pre-tax charges of $13.3 million, primarily related to product line exits. The company also recorded an impairment charge of $25.1 million, primarily related to asset impairment in the Cleaning & Organization and Home Fashions segments. Related to the divestitures of non-core businesses, the company also recorded net income of $3.4 million, shown as discontinued operations.

Galli added, “With the second quarter behind us, we have now completed the charge phase of the three-year restructuring plan we outlined in May 2001. This is a milestone for the company and represents tremendous efforts by our team. While there will continue to be work to do in the back half of the year, we are a much leaner organization, focused on improving our businesses.”

Six Month Results

Net sales for the first six months of 2004 were $3.27 billion, a decrease of 2.2% from $3.34 billion for the first six months of 2003. Internal sales, which excludes the impact of material acquisitions and divestitures made in the past year, declined 1.9%. Foreign currency translation favorably impacted sales by 2.5% for the first six months, primarily offset by pricing declines of 0.8% and the planned exit of certain low-margin product lines of 3.6%.

Net income from continuing operations for the first six months of 2004 was $91.8 million, or $0.33 per share, compared to $123.3 million, or $0.45 per share in 2003. Excluding charges, net income for the first six months of 2004 was $156.4 million versus $193.5 million in 2003. Diluted earnings per share, calculated on the same basis, were $0.57 in the first six months of 2004 versus $0.71 in 2003.

In the first six months of 2004, the company recorded a pre-tax restructuring charge of $47.9 million and other pre-tax charges of $17.5 million, primarily related to product line exits. The company also recorded an impairment charge of $25.1 million, primarily related to asset impairment in the Cleaning & Organization and Home Fashions segments. Related to the divestitures of non-core businesses, the company also recorded a net loss of $105.6 million, shown as discontinued operations.

Newell Rubbermaid Inc.
Atlanta, GA

Securities Listed
NYSE
Common Stock
(Symbol: NWL)

www.newellrubbermaid.com

Jesse Herron
Vice President, Investor Relations
10B Glenlake Parkway, Suite 600
Atlanta, GA 30328
Phone:  770-407-3994
Fax:      770-407-3983

Susan Masten
Director, Public Relations
10B Glenlake Parkway, Suite 600
Atlanta, GA 30328
Phone:  770-407-3817
Fax:      770-407-3983

July 29, 2004	Page 3 of 4

Outlook

For 2004, the company continues to expect internal sales to decline 1% – 3% and expects diluted earnings per share from continuing operations to now be in the range of $1.36 to $1.41. This range excludes restructuring charges of $47.9 million ($0.12 per share) and other charges of $17.5 million ($0.04 per share), primarily related to product line exits, and charges of $25.1 million ($0.07 per share) related to asset impairment. Discontinued operations related to the divestiture of non-core businesses was a net loss of $105.6 million ($0.39 per share) as of the second quarter and will be offset by a gain of $10-$15 million ($0.02-$0.04 per share).

For the third quarter 2004, the company expects internal sales to decline 1% - 3% and diluted earnings per share from continuing operations to be $0.32 - $0.36. This range reflects the company’s planned investment of SG&A in its businesses. The range also excludes a gain of $10-$15 million ($0.02-$0.04 per share) related to the divestiture of non-core businesses.

A reconciliation of the 2004 earnings outlook is as follows:

	3rd Quarter			Full Year
Diluted earnings per share (as reported):	$ 0.35	-	$0.39	$0.77	-	$0.82
Reconciling items:
Discontinued operations	$(0.02)	-	$(0.04)	$0.35	-	$0.37
Restructuring charges			—		$0.12
Other charges—product line exits, asset impairment			—		$0.11

Diluted earnings per share (excluding charges):	$ 0.32	-	$0.36	$1.36	-	$1.41

The company now expects free cash flow for the full year to be $250 to $275 million, at the high-end of its previous guidance, calculated as follows: cash flow from operations (estimated to be $680-$705 million), less capital expenditures (estimated to be approximately $200 million), less expected dividends of approximately $230 million.

Conference Call

The company’s second quarter 2004 earnings conference call is scheduled for today, July 29, at 9:30 a.m. ET. Those interested in participating should call (800) 479-9001 or internationally at (719) 457-2618 and provide the conference code 551200. The company’s call will also be web cast. To listen to the web cast, use the link provided under the Investor Relations Home Page on Newell Rubbermaid’s website at www.newellrubbermaid.com.

A replay will be available approximately two hours after the call concludes through August 27, 2004, and may be accessed domestically at (888) 203-1112 or internationally at (719) 457-0820. Conference call confirmation code 551200 is required to access the replay.

Newell Rubbermaid Inc.
Atlanta, GA

Securities Listed
NYSE
Common Stock
(Symbol: NWL)

www.newellrubbermaid.com

Jesse Herron
Vice President, Investor Relations
10B Glenlake Parkway, Suite 600
Atlanta, GA 30328
Phone:   770-407-3994
Fax:       770-407-3983

Susan Masten
Director, Public Relations
10B Glenlake Parkway, Suite 600
Atlanta, GA 30328
Phone:   770-407-3817
Fax:       770-407-3983

July 29, 2004	Page 4 of 4

Caution Concerning Forward-Looking Statements

The statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about internal sales, income/(loss), earnings per share, capital expenditures, cash flow, dividends, restructuring and other charges, potential losses on divestiture, costs and cost savings and management’s plans, projections and objectives for future operations and performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies in various parts of the world; competition with numerous other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to improve productivity and streamline operations; our ability to integrate previously acquired businesses; the risks inherent in our foreign operations and those factors listed in the company’s 2004 first quarter Form 10-Q, including Exhibit 99.1 thereto, filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

About the Company

Newell Rubbermaid Inc. is a global marketer of consumer and commercial products with 2003 sales of $7 billion and a powerful brand family including Sharpie®, Paper Mate®, Parker®, Waterman®, Rubbermaid®, Calphalon®, Little Tikes®, Graco®, Levolor®, BernaOmatic®, VISE-GRIP®, IRWIN® and LENOX®. The company is headquartered in Atlanta, Ga., and employs over 33,000 employees worldwide.

This press release and additional financial information about the company’s 2004 second quarter results are available on the company’s web site at www.newellrubbermaid.com.

Newell Rubbermaid Inc.
Atlanta, GA

Securities Listed
NYSE
Common Stock
(Symbol: NWL)

www.newellrubbermaid.com

Jesse Herron
Vice President, Investor Relations
10B Glenlake Parkway, Suite 600
Atlanta, GA 30328
Phone:  770-407-3994
Fax:      770-407-3983

Susan Masten
Director, Public Relations
10B Glenlake Parkway, Suite 600
Atlanta, GA 30328
Phone:  770-407-3817
Fax:      770-407-3983

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)

Reconciliation of Results “As Reported” to Results “Excluding Charges”

	Three Months Ended June 30,
	2004			2003
	As Reported	Charges(1)	Excl. Charges	As Reported	Charges(2)	Excl. Charges	% Change
Net sales	$1,735.8		$1,735.8	$1,795.3		$1,795.3	(3.3)%
Cost of products sold	1,249.4	(11.9)	1,237.5	1,270.3	(1.4)	1,268.9

GROSS MARGIN	486.4	11.9	498.3	525.0	1.4	526.4	(5.3)%
% of sales	28.0%		28.7%	29.2%		29.3%

Selling, general & administrative expense	328.4	(1.4)	327.0	319.6	(0.3)	319.3	2.4%
% of sales	18.9%		18.8%	17.8%		17.8%
Impairment charge	25.1	(25.1)	—	—	—	—
Restructuring costs	25.1	(25.1)	—	52.8	(52.8)	—

OPERATING INCOME	107.8	63.5	171.3	152.6	54.5	207.1	(17.3)%
% of sales	6.2%		9.9%	8.5%		11.5%

Nonoperating expenses:
Interest expense	30.9	—	30.9	35.4	—	35.4
Interest income	(1.4)	—	(1.4)	(1.1)	—	(1.1)
Other	1.3	—	1.3	(3.0)	—	(3.0)

	30.8	—	30.8	31.3	—	31.3	(1.6)%

INCOME BEFORE INCOME TAXES	77.0	63.5	140.5	121.3	54.5	175.8	(20.1)%
% of sales	4.4%		8.1%	6.8%		9.8%

Income taxes	19.4	17.3	36.7	39.3	18.1	57.4	(36.1)%
Effective rate	25.2%		26.1%	32.4%		32.7%

INCOME FROM CONTINUING OPERATIONS	57.6	46.2	103.8	82.0	36.4	118.4	(12.3)%
% of sales	3.3%		6.0%	4.6%		6.6%

Discontinued operations, net of tax:	3.4	(3.4)	—	(8.2)	8.2	—
NET INCOME	$61.0	$42.8	$103.8	$73.8	$44.6	$118.4	(12.3)%

% of sales	3.5%		6.0%	4.1%		6.6%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.21	$0.17	$0.38	$0.30	$0.13	$0.43
Diluted	$0.21	$0.17	$0.38	$0.30	$0.13	$0.43

EARNINGS (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$0.01	$(0.01)	$—	$(0.03)	$0.03	$—
Diluted	$0.01	$(0.01)	$—	$(0.03)	$0.03	$—

EARNINGS PER SHARE:
Basic	$0.22	$0.16	$0.38	$0.27	$0.16	$0.43
Diluted	$0.22	$0.16	$0.38	$0.27	$0.16	$0.43

Average shares outstanding:
Basic	274.4	274.4	274.4	274.2	274.2	274.2
Diluted	274.5	274.5	274.5	274.7	274.7	274.7

(1)	Charges excluded from “as reported” results for 2004 are restructuring or divestiture related charges. These charges consist of $11.9 million in restructuring related costs associated with product line exits (shown in costs of products sold), $1.4 million of restructuring costs related to relocation of property and equipment (shown in selling, general and administrative expenses), $25.1 million related to asset impairment, $25.1 million of restructuring costs related to exiting certain facilities (shown in restructuring costs) and $3.4 million of net income related to discontinued operations.

(2)	Charges excluded from “as reported” results for 2003 are restructuring or divestiture related charges. These charges consist of $1.4 million in restructuring related costs associated with product line exits (shown in costs of products sold), $0.3 million of restructuring costs related to relocation of property and equipment (shown in selling, general and administrative expenses), $52.8 million of restructuring costs related to exiting certain facilities (shown in restructuring costs), and an $8.2 million net loss related to discontinued operations.

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)

Reconciliation of Results “As Reported” to Results “Excluding Charges”

	Six Months Ended June 30,
	2004			2003
	As Reported	Charges (1)	Excl. Charges	As Reported	Charges(2)	Excl. Charges	% Change
Net sales	$3,268.1		$3,268.1	$3,342.9		$3,342.9	(2.2)%
Cost of products sold	2,372.4	(15.7)	2,356.7	2,387.7	(5.5)	2,382.2

GROSS MARGIN	895.7	15.7	911.4	955.2	5.5	960.7	(5.1)%

% of sales	27.4%		27.9%	28.6%		28.7%
Selling, general & administrative expense	638.4	(1.8)	636.6	606.7	(0.5)	606.2	5.0%
% of sales	19.5%		19.5%	18.1%		18.1%

Impairment charge	25.1	(25.1)	—	—	—	—
Restructuring costs	47.9	(47.9)	—	77.2	(77.2)	—

OPERATING INCOME	184.3	90.5	274.8	271.3	83.2	354.5	(22.5)%
% of sales	5.6%		8.4%	8.1%		10.6%

Nonoperating expenses:
Interest expense	63.4	—	63.4	74.0	—	74.0
Interest income	(3.0)	—	(3.0)	(2.6)	—	(2.6)
Other	(3.0)	—	(3.0)	17.2	(21.1)	(3.9)

	57.4	—	57.4	88.6	(21.1)	67.5	(15.0)%

INCOME BEFORE INCOME TAXES	126.9	90.5	217.4	182.7	104.3	287.0	(24.3)%
% of sales	3.9%		6.7%	5.5%		8.6%

Income taxes	35.1	25.9	61.0	59.4	34.1	93.5	(34.8)%
Effective rate	27.7%		28.1%	32.5%		32.6%

INCOME FROM CONTINUING OPERATIONS	91.8	64.6	156.4	123.3	70.2	193.5	(19.2)%
% of sales	2.8%		4.8%	3.7%		5.8%

Discontinued operations, net of tax:	(105.6)	105.6	—	(33.5)	33.5	—

NET (LOSS)/INCOME	$(13.8)	$170.2	$156.4	$89.8	$103.7	$193.5	(19.2)%

% of sales	(0.4)%		4.8%	2.7%		5.8%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.33	$0.24	$0.57	$0.45	$0.26	$0.71

Diluted	$0.33	$0.24	$0.57	$0.45	$0.26	$0.71

(LOSS) EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.38)	$0.38	$—	$(0.12)	$0.12	$—
Diluted	$(0.38)	$0.38	$—	$(0.12)	$0.12	$—

(LOSS) EARNINGS PER SHARE FROM
Basic	$(0.05)	$0.62	$0.57	$0.33	$0.38	$0.71
Diluted	$(0.05)	$0.62	$0.57	$0.33	$0.38	$0.71

Average shares outstanding:
Basic	274.4	274.4	274.4	273.8	273.8	273.8
Diluted	274.5	274.5	274.5	274.2	274.2	274.2

(1)	Charges excluded from “as reported” results for 2004 are restructuring or divestiture related charges. These charges consist of $15.7 million in restructuring related costs associated with product line exits (shown in costs of products sold), $1.8 million of restructuring costs related to relocation of property and equipment (shown in selling, general and administrative expenses), $25.1 million related to asset impairment, $47.9 million of restructuring costs related to exiting certain facilities (shown in restructuring costs) and a $105.6 million net loss related to discontinued operations.

(2)	Charges excluded from “as reported” results for 2003 are restructuring or divestiture related charges. These charges consist of $5.5 million in restructuring related costs associated with product line exits (shown in costs of products sold), $0.5 million of restructuring costs related to relocation of property and equipment (shown in selling, general and administrative expenses), $77.2 million of restructuring costs related to exiting certain facilities (shown in restructuring costs), $21.1 million loss on the sale of the Cosmolab division (shown in other nonoperating expenses) and a $33.5 million net loss related to discontinued operations.

Newell Rubbermaid Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in millions)

	June 30,	June 30,
Assets:	2004	2003
Cash and cash equivalents	$111.0	$35.4
Accounts receivable, net	1,309.2	1,412.7
Inventories, net	1,015.2	1,083.9
Deferred income taxes	114.5	202.3
Prepaid expenses and other	150.7	208.2
Current assets of discontinued operations	19.2	337.1

Total Current Assets	2,719.8	3,279.6

Other assets	241.9	328.7
Property, Plant and Equipment, net	1,448.6	1,650.9
Goodwill, net	1,983.8	2,068.8
Deferred income taxes	33.5	10.9
Other intangibles, net	418.7	357.3
Other assets of discontinued operations	19.1	446.9

Total Assets	$6,865.4	$8,143.1

Liabilities and Stockholders’ Equity:
Notes payable	$12.9	$37.4
Accounts payable	657.9	753.4
Accrued compensation	101.2	97.3
Other accrued liabilities	873.0	1,053.2
Income taxes	71.7	136.0
Current portion of long-term debt	173.9	129.8
Current liabilities of discontinued operations	11.1	150.6

Total Current Liabilities	1,901.7	2,357.7

Long-term debt	2,484.0	3,062.5
Other noncurrent liabilities	578.9	397.1
Other noncurrent liabilities of discontinued operations	0.5	3.0

Stockholders’ Equity	1,900.3	2,322.8

Total Liabilities and Stockholders’ Equity	$6,865.4	$8,143.1

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(in millions)

	For The Six Months Ended June 30,
	2004	2003
Operating Activities:
Net (loss)/income	$(13.8)	$89.8
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	127.0	120.7
Impairment charges	25.1	—
Non-cash restructuring charges	25.3	62.9
Deferred taxes	58.6	0.1
(Gain)/loss on sale of assets/business	(5.5)	20.5
Loss on discontinued businesses	99.1	—
Other	(1.3)	22.3
Changes in current accounts, excluding the effects of acquisitions:
Accounts receivable	76.6	(23.5)
Inventories	(138.2)	(62.9)
Other current assets	31.1	5.2
Accounts payable	(32.4)	147.2
Discontinued operations	(29.8)	(41.4)
Accrued liabilities and other	(84.8)	(199.5)

Net cash provided by operating activities	$137.0	$141.4

Investing Activities:
Acquisitions, net	$—	$(458.7)
Expenditures for property, plant and equipment	(70.1)	(188.4)
Sales of business/ non-current assets and other	247.1	10.2

Net cash provided by/(used in) investing activities	$177.0	$(636.9)

Financing Activities:
Proceeds from issuance of debt	$16.9	$1,036.1
Proceeds from issuance of stock	—	200.1
Payments on notes payable and long-term debt	(248.8)	(651.4)
Cash dividends	(115.7)	(115.2)
Proceeds from exercised stock options and other	1.4	4.7

Net cash (used in)/provided by financing activities	$(346.2)	$474.3

Exchange rate effect on cash	$(1.2)	$1.5
Decrease in cash and cash equivalents	(33.4)	(19.7)
Cash and cash equivalents at beginning of year	144.4	55.1

Cash and cash equivalents at end of period	$111.0	$35.4

Newell Rubbermaid Inc.
Calculation of Free Cash Flow (1)

	For The Three Months Ended June 30,
Free Cash Flow (in millions):	2004	2003
Net cash provided by operating activities	$143.7	$100.9
Expenditures for property, plant and equipment	(33.5)	(95.2)
Cash dividends	(58.0)	(57.5)

Free Cash Flow	$52.2	$(51.8)

	For The Six Months Ended June 30,
Free Cash Flow (in millions):	2004	2003
Net cash provided by operating activities	$137.0	$141.4
Expenditures for property, plant and equipment	(70.1)	(188.4)
Cash dividends	(115.7)	(115.2)

Free Cash Flow	$(48.8)	$(162.2)

(1)	Free cash flow is defined as cash flows provided by operating activities less expenditures for property, plant and equipment and cash dividends.

Newell Rubbermaid Inc. Financial Worksheet

	2004					2003
		Excluding Charges Reconciliation(1)					Excluding Charges Reconciliation(1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q1:
Cleaning & Organization	$447.4	$12.2	$3.5	$15.7	3.5%	$477.5	$40.0	$0.4	$40.4	8.5%	$(30.1)	(6.3)%	$(24.7)	(61.1)%
Office Products	332.8	31.8	—	31.8	9.6%	322.3	47.1	0.9	48.0	14.9%	10.5	3.3%	$(16.2)	(33.8)%
Tools & Hardware	274.3	43.0	—	43.0	15.7%	265.6	35.4	1.5	36.9	13.9%	8.7	3.3%	$6.1	16.5%
Home Fashions	226.8	3.9	0.6	4.5	2.0%	219.6	4.7	1.3	6.0	2.7%	7.2	3.3%	$(1.5)	(25.0)%
Other	251.0	15.9	—	15.9	6.3%	262.6	23.0	0.4	23.4	8.9%	(11.6)	(4.4)%	$(7.5)	(32.1)%
Impairment		—	—	—			—	—	—				$—
Restructuring Costs		(22.8)	22.8	—			(24.4)	24.4	—				$—
Corporate		(7.4)	—	(7.4)			(7.2)	—	(7.2)				$(0.2)	2.8%

Total	$1,532.3	$76.6	$26.9	$103.4	6.7%	$1,547.6	$118.6	$28.9	$147.5	9.5%	$(15.3)	(1.0)%	$(44.1)	(29.9)%

Core businesses	1,532.3	76.6	26.9	103.4	6.7%	1,537.6	120.2	$28.9	$149.1	9.7%	(5.3)	(0.3)%	(45.7)	(30.7)%
Acquisitions / Divestitures	—	—	—	—		10.0	(1.6)	—	(1.6)		(10.0)	(100.0)%	1.6	(100.0)%

Total	$1,532.3	$76.6	$26.9	$103.4	6.7%	$1,547.6	$118.6	$28.9	$147.5	9.5%	$(15.3)	(1.0)%	$(44.1)	(29.9)%

	2004					2003
		Excluding Charges Reconciliation(1)					Excluding Charges Reconciliation(1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q2:
Cleaning & Organization	$468.7	$8.5	$5.7	$14.2	3.0%	$512.4	$21.0	$0.2	$21.2	4.1%	$(43.7)	(8.5)%	$(7.0)	(33.0)%
Office Products	489.2	95.5	0.3	95.8	19.6%	507.8	114.8	0.1	114.9	22.6%	(18.6)	(3.7)%	$(19.1)	(16.6)%
Tools & Hardware	300.3	43.5	3.1	46.6	15.5%	294.6	47.7	0.6	48.3	16.4%	5.7	1.9%	$(1.7)	(3.5)%
Home Fashions	224.2	5.2	4.1	9.3	4.1%	227.8	7.9	0.7	8.6	3.8%	(3.6)	(1.6)%	$0.7	8.1%
Other	253.4	15.0	0.2	15.2	6.0%	252.7	20.3	—	20.3	8.0%	0.7	0.3%	$(5.1)	(25.1)%
Impairment		(25.1)	25.1	—			—	—	—				$—
Restructuring Costs		(25.1)	25.1	—			(52.8)	52.8	—				$—
Corporate		(9.8)	—	(9.8)			(6.3)	—	(6.3)				$(3.5)	55.6%

Total	$1,735.8	$107.8	$63.5	$171.3	9.9%	$1,795.3	$152.6	$54.5	$207.1	11.5%	$(59.5)	(3.3)%	$(35.8)	(17.3)%

Core businesses	1,735.8	107.8	63.5	171.3	9.9%	1,795.3	152.6	$54.5	$207.1	11.5%	(59.5)	(3.3)%	(35.8)	(17.3)%
Acquisitions / Divestitures	—	—	—	—		—	—	—	—		—		—

Total	$1,735.8	$107.8	$63.5	$171.3	9.9%	$1,795.3	$152.6	$54.5	$207.1	11.5%	$(59.5)	(3.3)%	$(35.8)	(17.3)%

	2004					2003
		Excluding Charges Reconciliation(1)					Excluding Charges Reconciliation(1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
YTD:
Cleaning & Organization	$916.1	$20.7	$9.2	$29.9	3.3%	$989.9	$61.0	$0.6	$61.6	6.2%	$(73.8)	(7.5)%	$(31.7)	(51.5)%
Office Products	822.0	127.3	0.3	127.6	15.5%	830.1	161.9	1.0	162.9	19.6%	(8.1)	(1.0)%	$(35.3)	(21.7)%
Tools & Hardware	574.6	86.6	3.1	89.7	15.6%	560.2	83.1	2.1	85.2	15.2%	14.4	2.6%	$4.5	5.3%
Home Fashions	451.0	9.1	4.7	13.8	3.1%	447.3	12.6	2.0	14.6	3.3%	3.7	0.8%	$(0.8)	(5.5)%
Other	504.4	30.8	0.2	31.0	6.1%	515.4	43.4	0.4	43.7	8.5%	(11.0)	(2.1)%	$(12.7)	(29.1)%
Impairment		(25.1)	25.1	—			—	—	—				$—
Restructuring Costs		(47.9)	47.9	—			(77.2)	77.2	—				$—
Corporate		(17.2)	—	(17.2)			(13.5)	—	(13.5)				$(3.7)	27.4%

Total	$3,268.1	$184.3	$90.5	$274.8	8.4%	$3,342.9	$271.3	$83.3	$354.5	10.6%	$(74.8)	(2.2)%	$(79.7)	(22.5)%

Core businesses	3,268.1	184.3	90.5	274.8	8.4%	3,332.9	272.9	83.3	356.1	10.7%	(64.8)	(1.9)%	(81.3)	(22.8)%
Acquisitions / Divestitures	—	—	—	—		10.0	(1.6)	—	(1.6)		(10.0)	(100.0)%	1.6	(100.0)%

Total	$3,268.1	$184.3	$90.5	$274.8	8.4%	$3,342.9	$271.3	$83.3	$354.5	10.6%	$(74.8)	(2.2)%	$(79.7)	(22.5)%

(1) Excludes restructuring or divestiture related charges.

Newell Rubbermaid
Three Months Ended June 30, 2004

     Currency Analysis

By Segment	2004			2003	Year-over-year Increase (Decrease)
	Sales as	Currency	Adjusted	Sales as	Excluding	Including	Currency
	Reported	Impact	Sales	Reported	Currency	Currency	Impact
Cleaning & Organization	$468.7	$(4.8)	$463.9	$512.4	(9.5)%	(8.5)%	0.9%
Office Products	489.2	(5.3)	483.9	507.8	(4.7)%	(3.7)%	1.0%
Tools & Hardware	300.3	(8.5)	291.8	294.6	(1.0)%	1.9%	2.9%
Home Fashions	224.2	(7.5)	216.7	227.8	(4.9)%	(1.6)%	3.3%
Other	253.4	(2.3)	251.1	252.7	(0.6)%	0.3%	0.9%

Total Company	$1,735.8	$(28.4)	$1,707.4	$1,795.3	(4.9)%	(3.3)%	1.6%

By Geography
United States	$1,178.0	$—	$1,178.0	$1,237.9	(4.8)%	(4.8)%	0.0%
Canada	89.9	(3.4)	86.5	92.5	(6.5)%	(2.8)%	3.7%

North America	1,267.9	(3.4)	1,264.5	1,330.4	(5.0)%	(4.7)%	0.3%

Europe	371.1	(27.3)	343.8	370.2	(7.1)%	0.2%	7.4%
Central & South America	58.6	4.7	63.3	60.6	4.5%	(3.3)%	(7.8)%
All Other	38.2	(2.4)	35.8	34.1	5.0%	12.0%	7.0%

Total Company	$1,735.8	$(28.4)	$1,707.4	$1,795.3	(4.9)%	(3.3)%	1.6%

Newell Rubbermaid
Six Months Ended June 30, 2004

     Currency Analysis

By Segment	2004			2003	Year-over-year Increase (Decrease)
	Sales as	Currency	Adjusted	Sales as	Excluding	Including	Currency
	Reported	Impact	Sales	Reported	Currency	Currency	Impact
Cleaning & Organization	$916.1	$(20.4)	$895.7	$989.9	(9.5)%	(7.5)%	2.1%
Office Products	822.0	(17.9)	804.1	830.1	(3.1)%	(1.0)%	2.2%
Tools & Hardware	574.6	(17.0)	557.6	560.2	(0.5)%	2.6%	3.0%
Home Fashions	451.0	(22.8)	428.2	447.3	(4.3)%	0.8%	5.1%
Other	504.4	(7.0)	497.4	515.4	(3.5)%	(2.1)%	1.4%

Total Company	$3,268.1	$(85.1)	$3,183.0	$3,342.9	(4.8)%	(2.2)%	2.5%

By Geography
United States	$2,209.6	$—	$2,209.6	$2,311.4	(4.4)%	(4.4)%	0.0%
Canada	163.6	(12.4)	151.2	162.0	(6.7)%	1.0%	7.7%

North America	2,373.2	(12.4)	2,360.8	2,473.4	(4.6)%	(4.1)%	0.5%

Europe	719.0	(69.6)	649.4	701.2	(7.4)%	2.5%	9.9%
Central & South America	100.8	3.9	104.7	102.0	2.6%	(1.2)%	(3.8)%
All Other	75.1	(7.0)	68.1	66.3	2.7%	13.3%	10.6%

Total Company	$3,268.1	$(85.1)	$3,183.0	$3,342.9	(4.8)%	(2.2)%	2.5%